UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  July 13, 2011

YaSheng Group

 (Name of small business issuer as specified in its charter)

California	000-27557	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 Veterans Blvd., #228 Redwood City, CA		94063
(Address of principal executive offices)		(Zip code)

(650) 363-8345

 (Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under an of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

YaSheng Group, Inc. (the Company or "Grantee") and Plomosa Placers, L.L.C. (“Grantor”) have entered into an Option Agreement dated May 6, 2011whereby Grantor has agreed to grant to Grantee the right to conduct exploration on the following mentioned unpatented mining claims in La Paz County, Arizona and an option to purchase the same in accordance with the terms and provisions of the Option Agreement.  The Option Agreement covers 34 lode mining claims and 5 association placer mining claims (the "Mining Claims") and their purchase price is $15,000,000 cash or common stock of Grantee equal to $15,000,000 or, at the option of Grantee, payment to Grantor of a production royalty in the amount of 10% of net profits from sale of minerals from the Mining Claims (the "Purchase Price"), as further explained below.  There are no material relationships between YaSheng/Grantee and the Grantor other than as set forth in the Option Agreement.

The term of the Option Agreement is 36 months and YaSheng/Grantee shall at its cost and expense carry out the required exploration of the aforementioned mining claims at a cost of not less than $600,000.  YaSheng can terminate the Option Agreement at any time upon 30 days notice in writing and all of its obligations under the Option Agreement will terminate (other than those rights and entitlements arising in respect of any antecedent breach by YaSheng).

If YaSheng/Grantee desires to exercise its option to purchase the aforementioned mining claims, it shall elect to either:

(a)           pay the Purchase Price to the Grantor either, at the election of the Grantor, (1) in cash or (2) in common stock of the Yasheng Group (YHGG:OTCQB) with the value of the Purchase Price equal to the average closing price over the preceding six month  period; or

(b)           pay production royalty in the amount of 10% of the net profits (as defined in the Option Agreement) to the Grantor. In the event there is no production from the Mining Claims at the time the option is exercised, YaSheng shall commence paying quarterly to Grantor an advance minimum cash royalty in the amount of $100,000 per year increased by 6% per year over the payment made in each preceding year. The advance minimum cash royalty shall accumulate and be credited against all production royalty that may be due to Grantor from past, current and future production. The Grantee may terminate payment of the advance minimum cash royalty at any time by giving not less than 7 days notice in writing to Grantor, in which event, Grantee shall reconvey the Mining Claims to Grantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG GROUP

Dated: July 13, 2011	By:	/s/ Zhou Chang Sheng
Name: Zhou Chang Sheng
Title: Chief Executive Officer (Principal Executive Officer)